Nevada Gold & Casinos, Inc. Announces Third Quarter Results

HOUSTON, March 1, 2006 (PRIMEZONE) -- Nevada Gold & Casinos, Inc. (AMEX: UWN) today announced financial results for the third quarter ended January 22, 2006.

For the third quarter of fiscal 2006, gross revenues increased to $2.9 million compared to $1.3 million in the third quarter ended December 31, 2004. The net loss for the third quarter of fiscal 2006 was $0.8 million compared to net income of $0.8 million in the third quarter of fiscal 2005. The net loss per diluted common share was $0.06, compared to net income per diluted common share of $0.06 in the prior year period.

The third quarter of fiscal 2006 compared to prior quarterly periods was impacted by several extraordinary items, including:

-- IC-BH recorded a $2.1 million loss from the extinguishment of debt due to the refinancing of its credit agreement, which reduced diluted earnings per share by approximately $0.04.

-- Colorado Grande's revenue was significantly impacted in November/December by construction related to the re-grand opening, which reduced earnings by approximately $400,000 or $0.02 per diluted share.

-- River Rock' s business interruption due to flooding and bridge closing

-- The discontinuation of estimated earnings contributions related to Route 66 Casinos, LLC, due to the sale and termination of equipment leases.

H. Thomas Winn, Chairman, CEO of Nevada Gold & Casinos, Inc. commented, "While our financial results were disappointing this quarter, they are primarily a reflection of our heightened business and development strategy and include certain non-recurring financial items. We remain very pleased with the progress we are making on our projects, as we expect to have five additional projects contributing to earnings over the next 2 years. We continue to believe that our transition to an operating company will generate solid long-term returns and enhance shareholder value."

Financial Results

For the third quarter of fiscal 2006, gross revenues increased to $2.9 million compared to $1.3 million in the third quarter ended December 31, 2004. The gross revenue increase was primarily due to $1.1 million in casino revenues and $0.2 million in food and beverage revenues recorded during the third quarter from the Colorado Grande Casino-Cripple Creek, which the Company acquired in April 2005. In addition, revenues increased as a result of a $572,000 or 46% increase in credit enhancement fees from the River Rock project.

Operating expenses increased to $3.8 million from $1.5 million primarily as a result of the inclusion of the casino operations, food and beverage, marketing and administrative, and facility expenses from the Colorado Grande Casino-Cripple Creek and higher corporate expenses. The Company experienced higher corporate expenses due to its pursuit of additional gaming opportunities as well as increase in general and administrative expenses as a result of the Company's transition to an operations focused business model.

The Company's equity in earnings from Isle of Capri-Black Hawk (IC-BH), the Company's joint venture with Isle of Capri Casinos, was $0.4 million for the third quarter ended January 22, 2006, compared to $1.5 million for the third quarter of fiscal 2005. During the quarter, IC-BH recorded a $2.1 million loss due to the refinancing of its credit agreement. IC-BH's third quarter adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), was $10.8 million in the third quarter of fiscal 2006 compared to $8.8 million in the third quarter of fiscal 2005. A reconciliation of EBITDA to operating income is provided in the attached financial statements.

The net loss for the third quarter of fiscal 2006 was $0.8 million compared to net income of $0.8 million in the third quarter of fiscal 2005. The net loss per diluted common share was $0.06, compared to net income per diluted common share of $0.06 in the prior year period. Diluted weighted average common shares outstanding in the third quarter were 13.0 million compared to 14.3 million in the prior year period.

During the third quarter of fiscal 2006, the Company repurchased 105,300 shares of common stock in the open market at an average price of $10.45 per share.

Route 66 Casinos, LLC, Litigation

As previously reported on Form 8-K, the Company recently learned, through discovery in the litigation involving Route 66 Casinos, LLC, that in November, 2005 the Gillmann Group, without Nevada Gold's knowledge or consent, sold to the Laguna Development Corporation (LDC) the gaming devices and other equipment and property leased to the LDC and received $21 million, less certain adjustments. According to testimony taken on February 4, 2006, after liens on the gaming devices were paid off, the Gillmann Group received the net amount of approximately $12.0 million. The equipment leases were terminated in connection with the transaction.

On January 30, 2006, Nevada Gold obtained a Temporary Restraining Order freezing the proceeds of the sale of the equipment and other property subject to the Equipment Leases. Effective October 1, 2005, Nevada Gold discontinued the recording of any estimated earnings related to Route 66 Casinos, LLC due to the sale and the termination of the Equipment Leases and we await the outcome of the litigation.

Financial Presentation

In presenting these results, the Company noted that on June 6, 2005, it changed its fiscal year to end to the last Sunday in April rather than March 31. The Company did not submit financial information for the three months period ended January 22, 2005 in its Form 10-Q because the information was not practical or cost beneficial to prepare. References in this press release to the third quarter of fiscal year 2006 represents the three months ending January 22, 2006, and references to the third quarter of fiscal year 2005 represents the three months ended December 31, 2004. Management believes that the three months ended December 31, 2004 provides a meaningful comparison to the third quarter of fiscal year 2006.

Earnings Conference Call and Webcast

The Company will discuss third quarter financial results via the earnings conference call to be held at 4:30 ET today via the internet at www.nevadagold.com, Investor Relations, Events. If you are unable to participate during the live webcast, the conference call replay will be available by dialing 1-888-203-1112 or 1-719-457-0820 for international callers. Replay Pin Number 2130942. In addition, the call will be archived on the Company's website, http://www.nevadagold.com, through March 15, 2006.

Forward-Looking Statements

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect," "future," "intend," "plan," and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, our ability to increase income streams, to grow revenue and earnings, and to obtain additional Indian gaming and other projects. These statements are only predictions and are subject to certain risks, uncertainties and assumptions, which are identified and described in the Company's public filings with the Securities and Exchange Commission.

About Nevada Gold & Casinos

Nevada Gold and Casinos, Inc. (AMEX:UWN) of Houston, Texas is a developer, owner and operator of gaming facilities and lodging and entertainment facilities in Colorado, California, Oklahoma, New York and New Mexico. The company owns a 43% interest in the Isle of Capri-Black Hawk LLC, which owns Isle of Capri-Black Hawk and Colorado Central Station, both of which are in Black Hawk, Colorado. Colorado Grande Casino in Cripple Creek, Colorado is wholly owned and operated by Nevada Gold. The company owns a 40% interest in the Tioga Downs Raceway in New York State and has a management contract for the facility. The company also works with Native American tribes in a variety of capacities from the right to lease gaming equipment to development and management of their gaming properties. Native American projects consist of River Rock Casino in Sonoma County, California, a casino to be built in Tulsa, Oklahoma for the Muscogee (Creek) Nation, a casino to be built in Pauma Valley, California for the La Jolla Band of Luiseno Indians and a casino to be developed by Buena Vista Development Company, LLC in the city of Ione, California for Buena Vista Rancheria of Me-Wuk Indians. For more information, visit http://www.nevadagold.com.

                           Nevada Gold & Casinos, Inc.
                           Consolidated Balance Sheet

                                                 January 22,          March 31,
                                                    2006                2005
                                                ------------        ------------
                                                (unaudited)
                         ASSETS

Current assets:
 Cash and cash equivalents                      $    618,063        $  3,846,195
 Accounts receivable                               1,560,369             794,435
 Notes receivable -
  affiliates, current
  portion                                          1,200,000           1,200,000
 Income tax receivable                                    --             113,288
 Other current assets                              2,046,950             312,220
                                                ------------        ------------
 Total current assets                              5,425,382           6,266,138
                                                ------------        ------------

 Investments in unconsolidated
  affiliates                                      33,084,408          21,647,329
 Investments in development
  projects                                         7,178,161           6,801,637
 Notes receivable - affiliates,
  net of current portion                           2,466,136           2,777,136
 Notes receivable - development
  projects                                        24,023,334           6,562,323
 Goodwill                                          6,350,706                  --
 Property and equipment, net
  of accumulated depreciation
  of $402,923 and $73,408 at
  January 22, 2006,and
  March 31, 2005, respectively                     2,649,996             110,549
 Deferred tax asset                                       --             618,282
 Other                                             1,464,193             547,120
                                                ------------        ------------
 Total assets                                   $ 82,642,316        $ 45,330,514
                                                ============        ============

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
 Accounts payable and accrued
  liabilities                                   $  1,623,962        $  1,029,877
 Accrued interest payable                            265,056              20,453
 Other accrued liabilities                           681,192                  --
 Long-term debt, current
  portion                                          3,278,678           3,317,499
 Deferred tax liability                              412,062                  --
                                                ------------        ------------
 Total current liabilities                         6,260,950           4,367,829
                                                ------------        ------------

 Long-term debt, net of current
  portion and discount                            46,640,395           9,632,773
 Deferred income                                     670,693             178,835
                                                ------------        ------------
 Total liabilities                                53,572,038          14,179,437
                                                ------------        ------------

Commitments and contingencies                             --                  --

Minority interest                                    420,419             299,884

 Stockholders' equity:
 Common stock, $0.12 par value
  per share; 25,000,000
  shares authorized; 13,902,330
  and 12,755,203 shares issued
  and outstanding at January 22,
  2006 and March 31, 2005,
  respectively                                     1,668,279           1,530,624
 Additional paid-in capital                       18,071,724          14,817,101
 Retained earnings                                16,294,706          14,419,719
 Treasury stock, 725,800 shares
  at January 22, 2006                             (7,696,819)                 --
 Accumulated other comprehensive
   income                                            311,969              83,749
                                                ------------        ------------
 Total stockholders' equity                       28,649,859          30,851,193
                                                ------------        ------------
 Total liabilities and
  stockholders' equity                          $ 82,642,316        $ 45,330,514
                                                ============        ============

                           Nevada Gold & Casinos, Inc.
                      Consolidated Statements of Operations
                                   (unaudited)

                               Three Months Ended                     Nine Months Ended
                         -------------------------------       -------------------------------
                           Jan. 22,           Dec. 31,           Jan. 22,           Dec. 31,
                             2006               2004               2006               2004
                         ------------       ------------       ------------       ------------
 Revenues:
 Casino                  $  1,083,053       $         --       $  4,359,820       $         --
 Food and beverage            237,657                 --          1,216,868                 --
 Other                         26,508             16,902             96,698             50,707
 Credit enhancement
  fee                       1,810,540          1,238,520          5,463,961          3,655,655
                         ------------       ------------       ------------       ------------
  Gross revenues            3,157,758          1,255,422         11,137,347          3,706,362
  Less promotional
   allowances                (236,664)                --         (1,169,321)                --
                         ------------       ------------       ------------       ------------
   Net revenues             2,921,094          1,255,422          9,968,026          3,706,362

Operating expenses:
 Casino                       626,851                 --          2,167,090                 --
 Food and beverage            215,882                 --            676,666                 --
 Marketing and
  administrative              542,968                 --          1,483,035                 --
 Facility                      85,546                 --            189,506                 --
 Corporate expense          2,015,452          1,410,593          5,101,407          3,732,122
 Depreciation and
  amortization                246,100             39,585            461,927            113,454
 Other                         28,918             31,782            (29,669)            44,945
                         ------------       ------------       ------------       ------------
  Total operating
   expenses                 3,761,717          1,481,960         10,049,962          3,890,521
                         ------------       ------------       ------------       ------------
Operating income
 (loss)                      (840,623)          (226,538)           (81,936)          (184,159)
Non-operating
 income
 (expenses):
 Earnings from
  unconsolidated
  affiliates                  376,600          1,878,645          5,198,626          6,764,005
 Gain on sale of
  marketable
  securities                  105,374                 --                 --                 --
 Interest income
  (expense), net             (559,985)          (132,221)        (1,347,639)          (253,209)
 Minority interest           (363,403)          (184,448)          (981,379)          (546,272)
                         ------------       ------------       ------------       ------------
Income (loss)
 before income tax
 (expense) benefit         (1,282,037)         1,335,438          2,787,672          5,780,365
                         ------------       ------------       ------------       ------------
Income tax
(expense) benefit             483,541           (507,466)          (994,694)        (2,121,792)
                         ------------       ------------       ------------       ------------
Net income (loss)        $   (798,496)      $    827,972       $  1,792,978       $  3,658,573
                         ============       ============       ============       ============
Per share infor-
 mation:
  Net income (loss)
   per common share
   - basic               $      (0.06)      $       0.06       $       0.14       $       0.29
                         ============       ============       ============       ============
Net income (loss)
 per common share
 - diluted               $      (0.06)      $       0.06       $       0.13       $       0.26
                         ============       ============       ============       ============

Basic weighted
 average number
 of shares
 outstanding               13,028,525         12,837,107         12,946,118         12,799,385
                         ============       ============       ============       ============
Diluted weighted
 average number
 of shares
 outstanding               13,028,525         14,286,637         13,671,636         14,793,284
                         ============       ============       ============       ============

                                                                   24 Days Ended
                                                                   ------------
                                                                     April 24,
                                                                       2005
                                                                   ------------
Revenues:
 Casino                                                            $         --
 Food and beverage                                                           --
 Other                                                                    4,507
 Credit enhancement fee                                                 702,305
                                                                   ------------
  Gross revenues                                                        706,812
  Less promotional allowances                                                --
                                                                   ------------
   Net revenues                                                         706,812

Operating expenses:
 Casino                                                                      --
 Food and beverage                                                           --
 Marketing and administrative                                                --
 Facility                                                                    --
 Corporate expense                                                      408,982
 Depreciation and amortization                                           18,509
 Other                                                                      345
                                                                   ------------
  Total operating expenses                                              427,836
                                                                   ------------
Operating income (loss)                                                 278,976
Non-operating income (expenses):
 Earnings from unconsolidated affiliates                                     --
 Gain on sale of marketable securities                                       --
 Interest income (expense), net                                         (38,733)
 Minority interest                                                     (106,420)
                                                                   ------------
Income (loss) before income
 tax (expense) benefit                                                  133,823
                                                                   ------------
Income tax (expense) benefit                                            (51,814)
                                                                   ------------
Net income (loss)                                                  $     82,009
                                                                   ============
Per share information:
Net income (loss) per common
 share - basic                                                     $       0.01
                                                                   ============
Net income (loss) per common
 share -  diluted                                                  $       0.01
                                                                   ============

Basic weighted average number
 of shares outstanding                                               12,755,203
                                                                   ============
Diluted weighted average
 number of shares outstanding                                        14,247,762
                                                                   ============

                        Isle of Capri Black Hawk, L.L.C.
                 Comparative Financial Highlights on Continuing
                          Operations by Casino Property
                                 (In thousands)

                                               Three Months Ended
                                   --------------------------------------------
                                                January 22, 2006
                                   --------------------------------------------
                                                                      Adjusted
                                                                       EBITDA
                                       Net           Adjusted         Margin %
                                   Revenues(a)       EBITDA(b)           (c)
                                   ----------       ----------       ----------
Isle-Black Hawk                    $   27,987       $    8,933             31.9%
Colorado Central Station               10,360            1,869             18.0%
                                   ----------       ----------       ----------
Total                              $   38,347       $   10,802             28.2%
                                   ==========       ==========       ==========

                                   --------------------------------------------
                                                January 23, 2006
                                   --------------------------------------------
                                                                      Adjusted
                                                                       EBITDA
                                       Net           Adjusted         Margin %
                                   Revenues(a)       EBITDA(b)           (c)
                                   ----------       ----------       ----------
Isle-Black Hawk                    $   24,760       $    8,526             34.4%
Colorado Central Station                7,228              282              3.9%
                                   ----------       ----------       ----------
Total                              $   31,988       $    8,808             27.5%
                                   ==========       ==========       ==========

                                               Nine Months Ended
                                   --------------------------------------------
                                                January 22, 2006
                                   --------------------------------------------
                                                                      Adjusted
                                                                       EBITDA
                                       Net           Adjusted         Margin %
                                   Revenues(a)       EBITDA(b)           (c)
                                   ----------       ----------       ----------
Isle-Black Hawk                    $   86,453       $   28,653             33.1%
Colorado Central Station               30,882            7,114             23.0%
                                   ----------       ----------       ----------
Total                              $  117,335       $   35,767             30.5%
                                   ==========       ==========       ==========

                                   --------------------------------------------
                                                January 23, 2006
                                   --------------------------------------------
                                                                      Adjusted
                                                                       EBITDA
                                       Net           Adjusted         Margin %
                                   Revenues(a)       EBITDA(b)           (c)
                                   ----------       ----------       ----------
Isle-Black Hawk                    $   76,605       $   27,564             36.0%
Colorado Central Station               23,644            1,212              5.1%
                                   ----------       ----------       ----------
Total                              $  100,249       $   28,776             28.7%
                                   ==========       ==========       ==========

                        Isle of Capri Black Hawk, L.L.C.
                      Reconciliation of Adjusted EBITDA to
                      Net Income (Loss) by Casino Property
                                 (In thousands)

                                   Three Months Ended              Nine Months Ended
                               --------------------------      --------------------------
                                Jan. 22,        Jan. 23,        Jan. 22,        Jan. 23,
                                  2006            2005            2006            2005
                               ----------      ----------      ----------      ----------
Isle-Black Hawk:
 Adjusted EBITDA               $    8,933      $    8,526      $   28,653      $   27,564
 Depreciation and
  amortization                     (2,387)         (1,802)         (6,680)         (5,276)
 Interest expense,
  net                              (1,425)           (695)         (4,641)         (2,256)
 Management fee                    (1,293)         (1,211)         (4,039)         (3,683)
 Loss on
  extinguishment of debt           (2,110)             --          (2,110)             --
                               ----------      ----------      ----------      ----------
  Net income                   $    1,718      $    4,818      $   11,183      $   16,349
                               ==========      ==========      ==========      ==========
 Net income margin %(c)               6.1%           19.5%           12.9%           21.3%
                               ==========      ==========      ==========      ==========

Colorado Central Station:
 Adjusted EBITDA               $    1,869      $      282      $    7,114      $    1,212
 Depreciation and
  amortization                     (1,167)           (636)         (3,193)         (1,864)
 Interest expense, net             (1,357)         (1,365)         (4,064)         (4,100)
 Management fee                      (471)           (215)         (1,468)           (734)
 Income tax benefit                   431             747             628           2,097
                               ----------      ----------      ----------      ----------
  Net loss                     $     (695)     $   (1,187)     $     (983)     $   (3,389)
                               ==========      ==========      ==========      ==========
  Net loss margin %(c)              -6.7%          -16.4%           -3.2%          -14.3%
                               ==========      ==========      ==========      ==========

(a) Net revenues are presented net of complimentaries, slot points expense and cash coupon redemptions.

(b) EBITDA is "earnings before interest, income taxes, depreciation and amortization." Adjusted EBITDA for each property was calculated by adding preopening expense, management fees and non-cash items to EBITDA. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies. Management uses property level Adjusted EBITDA as the primary measure of the properties' performance. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company's operating performance; or as an alternative to any other measure determined in accordance with accounting principles generally accepted in the United States. The properties have significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayment, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenue. Reconciliations of net income (loss) to Adjusted EBITDA are included in the financial schedules accompanying this release.

(c) Net income (loss) margin was calculated by dividing net income (loss) by net revenue.

CONTACTS: Nevada Gold & Casinos, Inc.
          H. Thomas Winn
          (713) 621-2245
          Alan Greenstein
          (713) 621-2245

          Integrated Corporate Relations
          Don Duffy
          (203) 682-8200